Exhibit 5.1

www.duanemorris.com November 4, 2013 Diamond Offshore Drilling, Inc. 15415 Katy Freeway, Suite 100 Houston, Texas 77094

FIRM and AFFILIATE OFFICES

NEW YORK

LONDON

SINGAPORE

PHILADELPHIA

CHICAGO

WASHINGTON, DC

SAN FRANCISCO

SILICON VALLEY

SAN DIEGO

BOSTON

HOUSTON

LOS ANGELES

HANOI

HO CHI MINH CITY

ATLANTA

BALTIMORE

WILMINGTON

MIAMI

PITTSBURGH

NEWARK

LAS VEGAS

CHERRY HILL

BOCA RATON

LAKE TAHOE

MUSCAT, OMAN

“A GCC REPRESENTATIVE OFFICE OF DUANE MORRIS”

MEXICO CITY

ALLIANCE WITH

MIRANDA & ESTAVILLO

Ladies and Gentlemen:

We have acted as counsel to Diamond Offshore Drilling, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (Registration No. 333-180004) (the “Registration Statement”), relating to the offer and sale by the Company of various securities from time to time pursuant to Rule 415 under the Securities Act, and with respect to the issuance of $250,000,000 aggregate principal amount of the Company’s 3.45% Senior Notes due November 1, 2023 and $750,000,000 aggregate principal amount of the Company’s 4.875% Senior Notes due November 1, 2043 (collectively, the “Notes”). The Notes are to be issued pursuant to that certain Indenture, dated as of February 4, 1997 (the “Base Indenture”), between the Company and The Bank of New York Mellon (formerly known as The Bank of New York) (as successor under the Base Indenture to The Chase Manhattan Bank), as trustee (the “Trustee”), as supplemented and amended by the Eighth Supplemental Indenture, to be dated as of November 5, 2013, between the Company and the Trustee (the “Supplemental Indenture” and, as so supplemented and amended, the “Indenture”). Such $1,000,000,000 aggregate principal amount of the Notes are being offered and sold by the Company pursuant to the prospectus dated March 9, 2012 contained in the Registration Statement, as supplemented by the prospectus supplement dated October 31, 2013 filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on November 1, 2013 (as so supplemented, the “Prospectus”), and pursuant to the Underwriting Agreement, dated October 31, 2013 (the “Underwriting Agreement”), among J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters identified therein, and the Company.

DUANE MORRIS LLP
1330 POST OAK BOULEVARD, SUITE 800 HOUSTON, TX 77056-3166	PHONE: +1 713 402 3900 FAX: +1 713 402 3901

Diamond Offshore Drilling, Inc.

November 4, 2013

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the Base Indenture, the form of Supplemental Indenture, the form of Note set forth in the Indenture, the Underwriting Agreement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. The Base Indenture, the form of Supplemental Indenture, the form of Note set forth in the Indenture and the Underwriting Agreement are referred to herein collectively as the “Transaction Documents.”

In such examination, we have assumed all information contained in all documents reviewed by us is true and correct, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or other copies, the authenticity of the originals of such latter documents and that all records and other information made available to us by the Company on which we have relied are complete in all material respects. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of public officials, officers and representatives of the Company and upon the representations and warranties of the Company contained in the Underwriting Agreement. We have also assumed that the Supplemental Indenture and the Notes will be executed and delivered substantially in the form examined by us.

In rendering this opinion, we have assumed that the Trustee is qualified to act as trustee under the Indenture and that at the time of execution, authentication, issuance and delivery of the Notes, the Indenture will be the valid and legally binding obligation of the Trustee. We have also assumed that (i) at the time of execution, authentication, issuance and delivery of the Notes, the Indenture will have been duly executed and delivered by the Company, (ii) the Notes will have been issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus and (iii) the Underwriting Agreement has been duly authorized and validly executed and delivered by the parties thereto other than the Company.

Based on the foregoing, and subject to the qualifications and assumptions stated herein, we are of the opinion that the Notes have been duly authorized by all necessary corporate action on the part of the Company and, when duly executed by the Company, authenticated by the Trustee and delivered in accordance with the terms of the Indenture as contemplated by the Prospectus, and upon payment of the consideration therefor provided for in the Underwriting Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

Diamond Offshore Drilling, Inc.

November 4, 2013

The opinions stated herein are subject to the following qualifications:

(a) except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Documents with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to any of the Transaction Documents;

(b) we express no opinion with respect to any provision in the Transaction Documents relating to the ability of any person to obtain specific performance, injunctive relief, liquidated damages, rescission or any similar remedy in any proceeding; and

(c) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.

In addition, in rendering the foregoing opinions, we have assumed that neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations under each of the Transaction Documents: (i) constitutes or will a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (other than the Applicable Laws (as hereinafter defined) as to which we express our opinion herein) or (iv) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

The opinions expressed herein are limited to (i) the General Corporation Law of the State of Delaware and (ii) the laws of the State of New York and the federal laws of the United States, in each case which, in our experience, without having made any special investigation as to the applicability of any specific law, are normally applicable to transactions of the type contemplated by the Transaction Documents (collectively, the “Applicable Laws”). No opinion is expressed as to the effect on the matters covered by this letter of the laws of (i) the States of Delaware or New York or the United States of America other than the Applicable Laws or (ii) any jurisdiction other than the States of Delaware or New York or the United States of America, whether in any such case applicable directly or through the Applicable Laws. We express no opinion regarding any federal or state securities laws or regulations.

The opinions expressed herein are rendered as of the date hereof and are based on existing law, which is subject to change. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Diamond Offshore Drilling, Inc.

November 4, 2013

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Duane Morris LLP